Exhibit 10.6

Notice of Grant of Unit Option and Unit Option Agreement	Valero GP, LLC ID: 74-2958816 P. O. Box 696000 San Antonio, TX 78269-6000

«First_Name Middle_Name Last_Name » «Address_Line_1 » «Address_Line_2 »	Option Number: Plan: ID:	«Number » « Plan » « ID »

Effective October 28, 2004, you have been granted an Option to buy [Shares Granted] Units of Valero L.P. at [Option Price] per Unit.

The total Option price of the Units granted is [Total Option Price].

Your Options will vest on the dates shown below.

Units	Grant Date	Vest Type	Full Vest	Expiration
[1/5 Shares Granted]	October 28, 2004	On Vest Date	10/28/2005	10/28/2014
[1/5 Shares Granted]	October 28, 2004	On Vest Date	10/28/2006	10/28/2014
[1/5 Shares Granted]	October 28, 2004	On Vest Date	10/28/2007	10/28/2014
[1/5 Shares Granted]	October 28, 2004	On Vest Date	10/28/2008	10/28/2014
[1/5 Shares Granted]	October 28, 2004	On Vest Date	10/28/2009	10/28/2014

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Valero GP, LLC 2000 Long-Term Incentive Plan, as amended, and the Unit Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO GP, LLC

By:	October 28, 2004
Curtis V. Anastasio	Date
President and Chief Executive Officer

«First_Name»«Middle_Name»«Last_Name»	Date
Participant

Unit Option Agreement

        THIS AGREEMENT is between Valero GP, LLC, a Delaware limited liability company (the “Company”) and the person whose signature is set forth on the signature page hereof (“Participant”).

RECITALS

        WHEREAS, the Company has adopted the Valero GP, LLC 2000 Long-Term Incentive Plan (the “Plan”) which provides for the grant of Options to certain Employees and Directors; and

        WHEREAS, the Company wishes to grant to Participant an Option to purchase Units of Valero L.P. (the “Partnership”) on the terms and conditions specified herein;

        NOW THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein shall have the respective meanings given in the Plan):

        1.   Option

               a.     Grant.    Subject to the terms and con ditions of this Agreement and the Plan, the Company hereby grants to Participant an Option to purchase all or any part of the Units set forth on the signature page hereof, at the exercise price set forth thereon. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

               b.     Term.    The term of the Option shall expire at 11:59 p.m. on the tenth anniversary of the Grant Date set forth on the signature page.

        2.    Exercise. Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option by providing written notice of exercise to the Company specifying the number of Units with respect to which the Option is being exercised and accompanied by payment of the exercise price for such Units. The method or methods by which payment of the exercise price may be made will include any method acceptable to the Company and the Partnership at the time of exercise of the Option.

         3.  Retirement, Death, Disability. If a Participant’s employment is terminated because of retirement, death or disability, any Option held by the Participant shall remain outstanding and vest or become exercisable according to the Option’s original terms.

        4.   Limited Interest.

               a.      The grant of the Option shall not be construed as giving Participant any interest other than as provided in this Agreement.

               b.      Participant shall have no rights as a Unit holder as a result of the grant of the Option, until the Option is exercised, the exercise price is paid, and the Units issued thereunder.

               c.      The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or the Partnership’s capital structure or its business, or any merger, consolidation or business combination of the Company or the Partnership’s, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Units or the rights of the holders thereof, or the dissolution or liquidation of the Company or the Partnership, or any sale or transfer of all or any part of its assets or business or any other act or proceeding of the Company or the Partnership, whether of a similar character or otherwise.

        5.   Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.